Exhibit 99.1

TG Therapeutics, Inc. Announces First Quarter 2016 Financial Results and Business Update

Investor Conference Call to be Held Today, Tuesday, May 10, 2016 at 4:30pm ET

New York, NY, (May 10, 2016) – TG Therapeutics, Inc. (NASDAQ:TGTX) today announced its financial results for the first quarter ended March 31, 2016 and recent company developments.

Michael S. Weiss, the Company's Executive Chairman and Interim Chief Executive Officer, stated, "The first quarter was another productive one for TG with the issuance of long term patent protection for both TG-1101 and TGR-1202, the presentation of data at AACR providing a scientific rationale for the observed safety differences seen with TGR-1202 in comparison to other PI3K delta inhibitors, and continued enrollment into our CLL Phase 3 trials, which remains our top priority for the year. More recently, we announced the commencement of our first Phase 2 study in Multiple Sclerosis, and plans to enter Phase 3 for MS next year.” Mr. Weiss continued, “We have a long term vision to build best-in-class combination treatments across B-cell malignancies and our Phase 3 CLL trials are just the beginning as we look forward to announcing the opening of our UNITY-DLBCL program toward the end of this month and launching UNITY-iNHL before year-end. Our financial resources remain strong, leaving us well positioned to execute on our aggressive business plan.”

Recent Developments and Highlights

•	Announced that a composition of matter patent had been issued in the U.S. for TGR-1202, the Company's orally available PI3K delta inhibitor, providing patent protection through July 2033, exclusive of patent term extensions.

•	Announced that a composition of matter patent had been issued in the U.S. for TG-1101, providing patent protection through July 2029, exclusive of patent term extensions.

•	Presented pre-clinical data describing the differential regulation of human T-cells by TGR-1202 as opposed to other PI3K delta inhibitors in a poster presentation at the American Association for Cancer Research (AACR) Annual Meeting 2016.

•	Recently announced the commencement of the Company’s first clinical trial of TG-1101 in Multiple Sclerosis.

Reaffirming 2016 Milestones

•	Continue to aggressively recruit into the GENUINE Phase 3 clinical trial of TG-1101 in combination with ibrutinib
•	Continue to aggressively enroll into the UNITY-CLL combination Phase 3 clinical trial of the Company's proprietary combination of TG-1101 plus TGR-1202 (aka "TG-1303")
•	Commence the UNITY-DLBCL Phase 2b clinical trial
•	Enroll into the Phase 2 clinical trial in Multiple Sclerosis
•	Commence a registration trial for indolent NHL
•	Present updated data on the Phase 1 and 2 clinical trials at major hematology/oncology conferences during 2016

Financial Results for the First Quarter 2016

At March 31, 2016 the Company had cash, cash equivalents, investment securities, and interest receivable of $85.3 million, which we believe will be sufficient to fund our operations into the second quarter of 2018.

Our net loss for the first quarter ended March 31, 2016, excluding non-cash items, was approximately $12.1 million, which included approximately $4.3 million of manufacturing and CMC expenses in preparation for Phase 3 clinical trials and potential commercialization. The net loss for the first quarter ended March 31, 2016, inclusive of non-cash items, was $13.8 million, or $0.28 per basic and diluted share, compared to a net loss of $14.6 million during the comparable quarter in 2015, or $0.35 per basic and diluted share. The decrease in net loss during the first quarter ended March 31, 2016 was the result of a decrease in non-cash compensation expense related to equity incentive grants over the comparable period in 2015, partially offset by an increase in other research and development expenses as a result of clinical trial expenses related to ongoing and planned future Phase 3 registration programs.

Conference Call Information

The Company will host an investor conference call today, May 10, 2016, at 4:30pm ET, to discuss the Company’s first quarter 2016 financial results and provide a business outlook for the remainder of 2016.

In order to participate in the conference call, please call 1-877-407-8029 (U.S.), 1-201-689-8029 (outside the U.S.), Conference Title: TG Therapeutics First Quarter 2016 Earnings Call. A live webcast of this presentation will be available on the Events page, located within the Investors & Media section, of the Company's website at www.tgtherapeutics.com. An audio recording of the conference call will also be available for replay at www.tgtherapeutics.com, for a period of 30 days after the call.

ABOUT TG THERAPEUTICS, INC.

TG Therapeutics is a biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for B-cell malignancies and autoimmune diseases. Currently, the company is developing two therapies targeting hematological malignancies and autoimmune diseases. TG-1101 (ublituximab) is a novel, glycoengineered monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes. TG Therapeutics is also developing TGR-1202, an orally available PI3K delta inhibitor. The delta isoform of PI3K is strongly expressed in cells of hematopoietic origin and is believed to be important in the proliferation and survival of B-lymphocytes. Both TG-1101 and TGR-1202 are in clinical development for patients with hematologic malignancies, with TG-1101 recently entering clinical development for autoimmune disorders. The Company also has pre-clinical programs to develop IRAK4 inhibitors, and anti-PD-L1 and anti-GITR antibodies. TG Therapeutics is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those with respect to anticipating future clinical trials, the timing of commencing or completing such trials and business prospects for TG-1101, TGR-1202, the IRAK4 inhibitor program, and the anti-PD-L1 and anti-GITR antibodies may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete pre-clinical and clinical trials for TG-1101, TGR-1202, the IRAK4 inhibitor program and the anti-PD-L1 and anti-GITR antibodies; the risk that early pre-clinical and clinical results that supported our decision to move forward with TG-1101, TGR-1202, the IRAK4 inhibitor program and the anti-PD-L1 and anti-GITR antibodies will not be reproduced in additional patients or in future studies; the risk that trends observed which underlie certain assumptions of future performance of TGR-1202 will not continue, the risk that TGR-1202 will not produce satisfactory safety and efficacy results to warrant further development following the completion of the current Phase 1 study; the risk that the combination of TG-1101 and TGR-1202, referred to as TG-1303, will not prove to be a safe and efficacious backbone for triple and quad combination therapies; the risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data produced from prior pre-clinical and clinical trials; the risk that trials will take longer to enroll than expected; our ability to achieve the milestones we project over the next year; our ability to manage our cash in line with our projections, and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.tgtherapeutics.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

TGTX - G

CONTACT:

Jenna Bosco

Director- Investor Relations

TG Therapeutics, Inc.

Telephone: 212.554.4351

Email: ir@tgtxinc.com

TG Therapeutics, Inc.

Selected Consolidated Financial Data

Statements of Operations Information (Unaudited):

	Three months ended March 31,
	2016	2015

License revenue	$38,095	$38,095

Costs and expenses:
Research and development:
Noncash compensation	386,925	1,337,908
Other research and development	11,230,415	8,279,431
Total research and development	11,617,340	9,617,339

General and administrative:
Noncash compensation	1,312,040	4,019,120
Other general and administrative	1,100,871	1,004,487
Total general and administrative	2,412,911	5,023,607

Total costs and expenses	14,030,251	14,640,946

Operating loss	(13,992,156)	(14,602,851)

Other (income) expense:
Interest income	(84,862)	(22,132)
Interest expense	242,405	237,657
Change in fair value of notes payable	(301,037)	(240,641)
Total other income	(143,494)	(25,116)

Net loss	$(13,848,662)	$(14,577,735)

Basic and diluted net loss per common share	$(0.28)	$(0.35)

Weighted average shares used in computing basic and diluted net loss per common share	48,908,278	41,088,752

Condensed Balance Sheet Information:

	March 31, 2016	December 31, 2015*
	(unaudited)
Cash, cash equivalents, investment securities and interest receivable	$85,325,010	$102,416,894
Total assets	100,062,519	113,473,201
Accumulated deficit	(171,982,588)	(158,133,926)
Total equity	89,445,768	101,573,302

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*	Condensed from audited financial statements.